UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2011
TPG Specialty Lending, Inc.
(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102 (Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (817) 871-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 14, 2011, TPG Specialty Lending, Inc. (the “Company”) filed a registration statement on Form 10 (the “Registration Statement”). The Registration Statement became automatically effective on March 15, 2011.
     On March 15, 2011, the Company also entered into an Administration Agreement (the “Administration Agreement”) with TSL Advisers, LLC (the “Administrator”). The Administrator will also serve as the Company’s investment adviser under the terms of a separate Advisory Agreement. Under the terms of the Administration Agreement, the Administrator will provide administrative services to the Company. These services include providing office space to the Company, providing it with equipment and office services, maintaining its financial records, preparing reports to its stockholders and reports filed with the SEC and managing the payment of its expenses and the performance of administrative and professional services rendered to it by others.
     The Administration Agreement provides that the Company will reimburse the Administrator for certain initial organization and operating costs up to an aggregate of $1.5 million. The Administrator has notified the Company that initial organization and operating costs have exceeded $1.5 million; therefore, upon effectiveness of the Administration Agreement on March 15, 2011, $1.5 million will be charged to the Company and accrued on the Company’s books and records.
     Unless earlier terminated as described below, the Administration Agreement will remain in effect until March 15, 2013 and will remain in effect from year to year thereafter if approved annually by (i) the vote of the Company’s Board of Directors, or by the vote of a majority of its outstanding voting securities, and (ii) the vote of a majority of the Company’s directors who are not “interested persons” of the Company, of the Administrator or of any of their respective affiliates, as defined in the Investment Company Act of 1940, as amended. The Administration Agreement will automatically terminate in the event of assignment and may be terminated by either party without penalty upon at least 60 days’ written notice to the other party. The Administration Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 8.01. Other Events.
     The information contained in Item 1.01 above regarding the Administration Agreement is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1:	Administration Agreement, dated as of March 15, 2011, between the Company and the Administrator

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)
Date: March 15, 2011	By:	/s/ Ronald Cami
Ronald Cami
Vice President